EXHIBIT   3.1

      State of Delaware

Secretary of State

Division of Incorporations

Delivered 04:54 PM 01/05/2007

FILED 03:15 PM 01/05/2007

SAV 070016000 – 4280181 FILE

CERTIFICATE OF INCORPORATION

FIRST:  The name of this corporation shall be:  AMBER OPTOELECTRONICS, INC.

SECOND:  Its registered office in the State of Delaware is to be located at 2711 Centerville

Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808.  The name of its registered agent at such address is The Company Corporation.

THIRD:  The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The Total number of shares of stock, which this corporation is authorized to issue,

is Fifty Million (50,000,000) shares of common stock with a par value of $0.001.

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

SIXTH:  The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH:  No director shall be personally liable to the Corporation or its stockholders for

monetary damages for any breach of fiduciary duty by such director as a director.   Notwithstanding

the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this

Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

             IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 5th day of January, 2006.

The Company Corporation, Incorporator

By  ___________/s/___________

            Name:  Sparkle Harding

Assistant Secretary

      DE BC D:CERTIFICATE OF INCORPORATION – SHORT SPECIMEN 09/00-1 (DESHORT)